2nd Quarter 2023 Earnings Presentation July 25, 2023 Exhibit 99.2

Safe Harbor Statement Worthington Armstrong Joint Venture (“WAVE”). Disclosures in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, those relating to future financial and operational results, expected savings from cost management initiatives, the performance of our WAVE1 joint venture, market and broader economic conditions and guidance. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. This includes annual guidance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Form 10-K and 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law. In addition, we will be referring to non-Generally Accepted Accounting Principles (“GAAP”) financial measures within the meaning of SEC Regulation G. A reconciliation of the differences between these measures with the most directly comparable financial measures calculated in accordance with GAAP are included within this presentation and available on the Investor Relations page of our website at www.armstrongceilings.com. The guidance in this presentation is only effective as of the date given, July 25, 2023, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance.

Basis of Presentation Explanation The deferred compensation accruals are for cash and stock awards that will be recorded over each awards’ respective vesting period, as such payments are subject to the sellers’ and employees’ continued employment with the Company. Results throughout this presentation are presented on a normalized basis. We remove the impact of certain discrete expenses and income in certain measures including adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), adjusted diluted net earnings per share (“EPS”) and adjusted free cash flow. The Company excludes certain acquisition related expenses (i.e. – changes in the fair value of contingent consideration and deferred compensation accruals1 for recent acquisitions). The Company excludes all acquisition-related amortization from adjusted net earnings and in calculations of adjusted diluted EPS. Examples of other excluded items have included plant closures, restructuring charges and related costs, impairments, separation costs and other cost reduction initiatives, environmental site expenses and related insurance recoveries, endowment level charitable contributions, and certain other gains and losses. The Company also excludes income/expense from its U.S. Retirement Income Plan (“RIP”) in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded. Our tax rate may be adjusted for certain discrete items which are identified in the footnotes. Investors should not consider non-GAAP measures as a substitute for GAAP measures. Excluding adjusted diluted EPS, non-GAAP figures are rounded to the nearest million and corresponding percentages are based on unrounded figures. Operating Segments: “MF”: Mineral Fiber, “AS”: Architectural Specialties, “UC”: Unallocated Corporate All dollar figures throughout the presentation are in $ millions, expect per share data, and all comparisons are versus prior year unless otherwise noted. Figures may not sum due to rounding.

GAAP and non-GAAP Financial Results AWI Consolidated Company Results Q2 2023 Q2 2022 YTD 2023 YTD 2023 Net Sales $325.4 $321.0 $635.6 $603.6 Net Earnings $60.2 $52.2 $107.5 $96.6 Operating Income $87.0 $71.6 $157.2 $134.8 Adj. EBITDA* $111 $102 $207 $189 Operating Income Margin (Operating Income % of Net Sales) 26.7% 22.3% 24.7% 22.3% Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 34.2% 31.6% 32.6% 31.3% Diluted Net Earnings per Share $1.34 $1.11 $2.38 $2.05 Adj. Diluted Net Earnings per Share* $1.38 $1.29 $2.50 $2.30 Net Cash Provided by Operating & Investing Activities $63.2 $44.6 $87.9 $61.5 Adj. Free Cash Flow* $73 $45 $103 $64 Net Cash Provided by Operating & Investing Activities % of Net Sales 19.4% 13.9% 13.8% 10.2% Adj. Free Cash Flow Margin* (Adj. Free Cash Flow % of Net Sales) 22.5% 13.9% 16.2% 10.6% Segment Results Q2 2023 Q2 2022 MF AS UC MF AS UC Net Sales $234.0 $91.4 - $234.5 $86.5 - Operating Income (Loss) $75.5 $12.2 ($0.7) $71.4 $1.1 ($0.9) Adj. EBITDA* $95 $17 - $89 $13 - Operating Income Margin (Operating Income % of Net Sales) 32.3% 13.3% NM 30.4% 1.3% NM Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 40.4% 18.5% NM 37.8% 14.9% NM *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. “NM”: Not meaningful.

$325M (+1% VPY) Net Sales $111M (+10% VPY) Adj. EBITDA* $1.38 (+7% VPY) Adj. Diluted EPS* $73M (+64% VPY) Adj. Free Cash Flow* 2nd Quarter 2023 Key Takeaways Robust Profitability Growth on Solid Execution *Non-GAAP measure. See slide 4 and appendix for reconciliation to nearest GAAP measure. 1. Average Unit Value (“AUV”). Includes both like-for-like price and mix impacts. Net Sales up 1% and Adj. EBITDA* up 10% Total company Adjusted EBITDA margin* expanded 260bps Mineral Fiber segment Adj. EBITDA* up 7% Driven by AUV1 improvement, moderating inflation and positive WAVE contribution; EBITDA margin* expanded 260bps to 40.4% Architectural Specialties segment Adj. EBITDA* up 31% Adj. EBITDA margin* expanded 360bps, driven by operating leverage Continued strategic momentum into July With BŌK Modern acquisition and $500M increase in share repurchase authorization

Mineral Fiber Q2 2023 Results Margin Expansion on Solid AUV Fall-Through & WAVE Growth *Non-GAAP measure. See slide 4 and appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation throughout the presentation. Includes raw material, energy and freight impacts in addition to inventory valuation impacts. Excludes the change in amortization throughout the presentation. Net Sales Growth VPY Q2 Mineral Fiber Key Highlights ● Adj. EBITDA margin* expanded 260bps year-over-year to 40.4% ● Solid topline AUV growth of 7% driven by like-for-like price ● Lower volume on softer market demand ● Steady manufacturing productivity gains across plant network ● Input cost inflation moderated with some raw materials inflating while energy costs declined ● WAVE equity earnings up double digits driven by lower steel costs Adj. EBITDA* Comparison VPY Q1 Q2 2022 Adjusted EBITDA* $74 $89 AUV 5 14 Volume 12 (12) Manufacturing1 3 3 Input Costs2 (10) (2) SG&A3 (3) - WAVE 3 4 2023 Adjusted EBITDA* $84 $95 % Change 13% 7% (0%)

Strong Adj. EBITDA* Growth Driven by Operating Leverage

Architectural Specialties Q2 2023 Results

Net Sales Growth VPY



$87
$91
+6%
Q2 '22
Q2 '23

Adj. EBITDA* Comparison VPY	Q1	Q2
2022 Adjusted EBITDA*	$13	$13
Volume	2	7
Manufacturing[1]	(1)	(1)
SG&A[2]	(2)	(2)
2023 Adjusted EBITDA*	$12	$17
% Change	(10%)	31%

*Non-GAAP measure. See slide 4 and appendix for reconciliation to nearest GAAP measure.
1. Excludes the change in depreciation throughout the presentation.
2. Excludes the change in amortization throughout the presentation.

Q2 Architectural Specialties Key Highlights

- Sales growth accelerated sequentially from Q1…order intake remains strong
- Growth across most product categories
- AS EBITDA margin* expanded 360bps to 18.5%
- Robust transportation project bidding activity continues
- Acquisition of BŌK Modern in July, expanding metal category

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Q2 2023 Consolidated Company Key Metrics AWI Margin Expansion with Significant Adj. Free Cash Flow* Growth Q2 2022 Q2 2023 Variance Net Sales $321 $325 1% Adj. EBITDA* $102 $111 10% Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 31.6% 34.2% 260bps Adj. Diluted Net Earnings Per Share* $1.29 $1.38 7% Adj. Free Cash Flow* $45 $73 64% *Non-GAAP measure. See slide 4 and appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation throughout the presentation. 2. Includes raw material, energy and freight impacts in addition to inventory valuation impacts. 3. Excludes the change in amortization throughout the presentation.. 1 2 3

First Half 2023 Consolidated Company Key Metrics Solid Execution Through First Half of 2023 YTD 2022 YTD 2023 Variance Net Sales $604 $636 5% Adj. EBITDA* $189 $207 10% Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 31.3% 32.6% 130bps Adj. Diluted Net Earnings Per Share* $2.30 $2.50 9% Adj. Free Cash Flow* $64 $103 60% *Non-GAAP measure. See slide 4 and appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation throughout the presentation. 2. Includes raw material, energy and freight impacts in addition to inventory valuation impacts. 3. Excludes the change in amortization throughout the presentation.. 1 2 3 $189 $207

Adjusted Free Cash Flow* Funds Balanced Capital Allocation Strategy *Non-GAAP measure. See slide 4 and appendix for reconciliation to nearest GAAP measure. Includes cash earnings, working capital and other current assets and liabilities. 2023 Year to Date Capital Deployment 2023 Year to Date Adj. Free Cash Flow* Up 60% vs PY

Driving Growth in a Challenging Macroeconomic Environment Updating Full Year 2023 Guidance Commentary1 $1,265M to $1,305M 3% to 6% YoY Prior: 2% to 6% YoY Net Sales $4.85 to $5.05 2% to 7% YoY Prior: 1% to 7% Adjusted Diluted EPS* $400M to $420M 4% to 9% YoY Prior: 3% to 9% YoY Adjusted EBITDA* $240M to $250M 9% to 13% YoY Prior: 4% to 13% Adjusted Free Cash Flow* Improved visibility removes worst case market downturn scenario Expect lower market demand, partially offset by initiatives, to result in low to mid-single digit MF volume decline Expect above average MF AUV growth with historical fall-through rates Managing investments and working capital to offset weaker macroeconomic conditions Expect positive WAVE equity earnings versus prior year, rebounding from 2022 results *Non-GAAP measure. See slide 4 and appendix for reconciliation to nearest GAAP measure. Additional assumptions available in the appendix of this presentation. Reflects update from prior guidance

Appendix

Full Year 2023 Assumptions *Non-GAAP Measure. See slide 4 and appendix for reconciliation to nearest GAAP measure. Assumes no contribution from future acquisitions. Based on preliminary expectations. Subject to change. Segment Net Sales Adjusted EBITDA Margin* Mineral Fiber +1% to +5% growth YoY >37.5% (prior: >37%) Architectural Specialties1 >6% growth YoY >18% Consolidated Company Metrics Full Year 2023 Capital expenditures $75M to $85M Depreciation and amortization $88M to $90M (prior: $83M to $88M) Interest expense $35M to $38M (prior: $35M to $37M) Book / cash tax rate 24% to 25% / ~26% (prior: ~25% / ~25%) Shares outstanding ~45 million Return of investment from joint venture $85M to $95M Shipping Days vs Prior Year 2022 2023 20242 Q1 (1) +1 - Q2 +1 - - Q3 - (1) +1 Q4 (1) - +1 Full Year (1) - +2

Q2 2023 Adjusted EBITDA Reconciliation

	For the Three Months Ended June 30,		For the Six Months Ended June 30,	
	2023	2022	2023	2022
Net earnings	$60	$52	$108	$97
Add: Income tax expense	20	15	36	30
Earnings before income taxes	$80	$67	$144	$127
Add: Interest/other income and expense, net	7	4	13	8
Operating income	$87	$72	$157	$135
Add: RIP expense[1]	1	1	1	2
Add: Acquisition-related impacts[2]	1	8	3	10
Add: Cost reduction initiatives	-	-	3	-
Adjusted operating income	$89	$81	$164	$147
Add: Depreciation and amortization	22	21	43	42
Adjusted EBITDA	$111	$102	$207	$189
Operating income margin	26.7%	22.3%	24.7%	22.3%
Adjusted EBITDA margin	34.2%	31.6%	32.6%	31.3%

Q2 2023 Adjusted Diluted EPS Reconciliation

	For the Three Months Ended June 30,		For the Six Months Ended June 30,	
	2023	2022	2023	2022
Net earnings	$60	$52	$108	$97
Add: Income tax expense	20	15	36	30
Earnings before income taxes	$80	$67	$144	$127
(Less): RIP (credit)[3]	-	-	(1)	-
Add: Acquisition-related impacts[2]	1	8	3	10
Add: Acquisition-related amortization[4]	1	2	3	5
Add: Cost reduction initiatives	-	-	3	-
Adjusted earnings before income taxes	$83	$77	$151	$142
(Less): Adjusted income tax expense[5]	(20)	(17)	(38)	(34)
Adjusted net earnings	$62	$60	$113	$108
Diluted shares outstanding	45.0	46.7	45.2	47.0
Effective tax rate	25%	22%	25%	24%
Diluted net earnings per share	$1.34	$1.11	$2.38	$2.05
Adjusted diluted net earnings per share	$1.38	$1.29	$2.50	$2.30

1. RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP.
2. Represents the impact of acquisition-related adjustments for changes in fair value of contingent consideration, deferred compensation and restricted stock expenses.
3. RIP (credit) represents the entire actuarial net periodic pension (credit) recorded as a component of earnings from continuing operations. For all periods presented, we were not required to and did not make cash contributions to our RIP.
4. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles.
5. Adjusted income tax expense is calculated using the effective tax rate multiplied by the adjusted earnings before income taxes.

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Contingent compensation payments related to 2020 acquisitions recorded as a component of net cash provided by operating activities. RIP expense represents only the plan service cost related to the RIP that is recorded within Operating Income. For all periods presented, we were not required to and did not make cash contributions to our RIP. Represents the impact of acquisition-related adjustments for changes in fair value of contingent consideration, deferred compensation and restricted stock expenses. “NM”: Not meaningful. For the Three Months Ended June 30, For the Six Months Ended June 30, 2023 2022 2023 2022 Net cash provided by operating activities $68 $46 $94 $63 Net cash (used for) investing activities ($5) ($2) ($6) ($2) Net cash provided by operating and investing activities $63 $45 $88 $62 Add: Acquisition of co-ownership interest in software-related intellectual property 10 - 10 - Add: Net environmental expenses - - - 1 Add: Contingent consideration in excess of acquisition-date fair value1 - - 5 2 Adjusted free cash flow $73 $45 $103 $64 For the Three Months Ended June 30, For the Six Months Ended June 30, MF AS UC UNALLOCATED CORPORATE MF AS UC UNALLOCATED CORPORATE 2023 2022 2023 2022 2023 2022 2023 2022 2023 2022 2023 2022 Net sales $234 $235 $91 $87 - - $462 $438 $173 $166 - - Operating income (loss) $76 $71 $12 $1 ($1) ($1) $139 $129 $19 $8 ($2) ($2) Add: RIP expense2 - - - - 1 1 - - - - 1 2 Add: Acquisition-related impacts3 - - 1 8 - - - - 3 10 - - Add: Cost reduction initiatives - - - - - - 3 - - - - - Adjusted operating income (loss) $76 $71 $14 $9 - - $142 $129 $22 $18 - - Add: Depreciation and amortization 19 17 3 4 - - 37 34 6 8 - - Adjusted EBITDA $95 $89 $17 $13 - - $179 $163 $29 $26 - - Operating income margin (Operating income % of net sales) 32.3% 30.4% 13.3% 1.3% NM NM 30.1% 29.5% 11.2% 4.6% NM NM Adjusted EBITDA margin (Adjusted EBITDA % of net sales) 40.4% 37.8% 18.5% 14.9% NM NM 38.6% 37.3% 16.5% 15.6% NM NM Q2 2023 Adjusted Free Cash Flow Reconciliation Q2 2023 Segment Adj. EBITDA Reconciliation

For the Year Ending December 31, 2023 Low High Net earnings $208 $217 Add: Income tax expense 67 73 Earnings before income taxes $275 $290 Add: Interest expense 35 38 Add: Other non-operating (income), net (8) (9) Operating income $302 $319 Add: RIP expense1 3 3 Add: Acquisition-related impacts2 4 5 Add: Cost reduction initiatives 3 3 Adjusted operating income $312 $330 Add: Depreciation and amortization $88 $90 Adjusted EBITDA $400 $420 Note: Assumes rounding to sum segments to consolidated company figures. 1. RIP expense represents only the plan service cost related to the RIP that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP. 2. Represents the impact of acquisition-related adjustments for deferred compensation and restricted stock expenses. “NM”: Not meaningful. Full Year 2023 (Supports low-end Adj. EBITDA Margin % assumption) For the Three months Ended March 31, MF AS UC Net sales $896 $366 $ - Operating income (loss) $256 $50 ($3) Add: RIP expense1 - - 3 Add: Acquisition-related impacts2 - 4 - Add: Cost reduction initiatives 3 - - Adjusted operating income $259 $54 - Add: Depreciation and amortization 77 11 - Adjusted EBITDA $336 $66 $ - Operating income margin (Operating income % of net sales) 29% 14% NM Adjusted EBITDA margin (Adjusted EBITDA % of net sales) 37.5% 18% NM 2023 Adj. EBITDA Guidance Reconciliation 2023 Segment Adj. EBITDA Margin Guidance Reconciliation

2023 Adj. Diluted EPS Guidance Reconciliation

	For the Year Ending December 31, 2023	
	Low	High
Net earnings	$208	$217
Add: Income tax expense	67	73
Earnings before income taxes	$275	$290
Add: RIP (credit)[1]	(1)	(1)
Add: Acquisition-related impacts[2]	4	5
Add: Acquisition-related amortization[3]	5	6
Add: Cost reduction initiatives	3	3
Adjusted earnings before income taxes	$286	$304
(Less): Adjusted income tax expense[4]	(69)	(76)
Adjusted net earnings	$217	$228
Diluted shares outstanding	~45M	~45M
Effective tax rate	~24%	~25%
Diluted net earnings per share	$4.62	$4.82
Adjusted diluted net earnings per share	$4.85	$5.05

2023 Adj. Free Cash Flow Guidance Reconciliation

	For the Year Ending December 31, 2023	
	Low	High
Net cash provided by operating activities	$230	$240
Add: Return of investment from joint venture	85	95
Adjusted net cash provided by operating activities	$315	$335
(Less): Capital expenditures	(75)	(85)
Adjusted Free Cash Flow	$240	$250

1. RIP (credit) represents the entire actuarial net periodic pension (credit) recorded as a component of Net earnings. We do not expect to make cash contributions to our RIP.
2. Represents the impact of acquisition-related adjustments for deferred compensation and restricted stock expenses.
3. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles.
4. Adjusted income tax expense is based on an adjusted effective tax rate of ~24% for the low end and ~25% for the high end, multiplied by adjusted earnings before income tax.

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